PROMISSORY NOTE
                                 ---------------


US$50,000.00
                                                                October 13, 2000

          FOR VALUE RECEIVED, the undersigned, P. SCOTT TURNER, an individual (the "Borrower"), hereby promises to pay to the order of VSOURCE, INC., a Nevada corporation (the "Lender"), or its assigns (individually and collectively, the "Holder," at the office of the Lender located at 5740 Ralston Street, Suite 110, Ventura, California 93003 the principal sum of Fifty Thousand UNITED STATES DOLLARS (US$50,000.00) (or so much thereof as shall remain outstanding) on October 12, 2002 (the "Maturity Date"), unless due earlier pursuant to the terms hereof. Subject to modification, this Note shall bear interest from the date hereof on the unpaid principal amount hereof from time to time outstanding at a rate of eight percent (8%) per annum (such rate, as increased as provided in this Note, the "Interest Rate"). "Business Day" shall mean any day, except a Saturday, Sunday or other day or which commercial banks in the State of Nevada are authorized or required by law to close.

          Interest shall be computed on this Note on the basis of a 360-day year consisting of twelve 30-day months and on the actual number of days elapsed in any period including the date hereof. Any principal or interest payment due on this Note which is not paid when due, whether at stated maturity, by notice of acceleration or otherwise, shall bear interest (calculated in the manner set forth above) at a rate equal to the then-current Interest Rate plus an additional five percent (5%) per annum.

          The outstanding principal balance of this Note together with accrued and unpaid interest hereunder shall be due and payable on the Maturity Date; provided, however, if the Borrower voluntarily terminates his employment with the Lender or the Lender terminates the Borrower for cause, the outstanding principal balance of this Note together with accrued and unpaid interest hereunder shall be due and payable not later than 60 days after such termination of employment; provided further, however, the outstanding principal balance of this Note together with accrued and unpaid interest hereunder shall be due and payable upon 60 days after receipt of written demand therefor from the Lender
(a) any time after July 12, 2002, or (b) any time the Lender's cash balances fall below $2,000,000.


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          The  Borrower may, from time to time, prepay this Note, in whole or in part. Any such optional prepayment of principal shall be without premium or penalty. Each prepayment of principal shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal prepaid shall be in addition to, and not in lieu of, all payments otherwise required to be paid under this Note at the time of such prepayment.

          Payments of principal, premium (if any) and interest are to be made in lawful money of the United States of America.

          The Borrower and all other parties whatsoever liable for payment of any amounts due or to become due under the terms of this Note, hereby waive presentment for payment, protest and demand, any notice of protest or demand, and any other indulgences or forbearances of any kind whatsoever.

          Subject to compliance with applicable federal and state securities laws, the Holder may sell, assign and otherwise transfer all or portions of, and participations in, the Holder's interest in this Note from time to time. The Borrower hereby agrees to execute and deliver to the Holder such documents, interests and agreements as Holder deems necessary or desirable to effect such transfer. Upon surrender of this Note for registration of transfer or assignment, duly endorsed, or accompanied by a written instrument of transfer or assignment duly executed by the registered Holder hereof or such Holder's attorney duly authorized in writing, one or more new Notes for a like principal amount will be issued to, and, at the option of the Holder, registered in the name of, the transferee(s) or assignee(s). The Borrower shall treat the person who holds this Note as the owner hereof for all purposes whatsoever.

          The Borrower may not assign its rights or obligations hereunder without the prior written consent of Holder. Holder may assign all or any portion of this Note without the prior consent of the Borrower in compliance with applicable federal and state securities laws. Holder may sell or agree to sell to one or more other persons a participation in all or any part of any of this Note without the prior consent of the Borrower. Upon surrender of this Note, the Borrower shall execute and deliver one or more substitute notes in such denominations and of a like aggregate unpaid principal amount issued to Holder and/or to Holder's designated transferee or transferees.


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          This Note is governed by and shall be construed in accordance with the laws  of  the  State  of  Nevada.


                                   /s/  P.  Scott  Turner
                                   ----------------------
                                   P. SCOTT TURNER, an individual


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